EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in this Registration Statement on Form S-8 of Southeastern Bank Financial Corporation of our reports dated March 14, 2007 with respect to the audit of the consolidated financial statements and internal control over financial reporting of Southeastern Bank Financial Corporation, which reports appear in the Annual Report on Form 10-K of Southeastern Bank Financial Corporation for the year ended December 31, 2006 filed with the Securities and Exchange Commission.


                              /s/ Crowe  Chizek  and  Company LLC

Brentwood, Tennessee
October 25, 2007